Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference into this Amendment No. 1 to the Registration Statement on Form F-4 of Americas Silver Corporation of our report dated March 5, 2018 relating to the consolidated financial statements of Americas Silver Corporation as at and for the period ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-4 of Americas Silver Corporation.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

November 28, 2018